                                                                   Exhibit 10.16


                                      LEASE

         THIS AGREEMENT OF LEASE, made and entered into as of the _____ day of _______, 1998, by and between STEALTH TECHNOLOGY ASSOCIATES ("Lessor"), with its principal office located at 800 Bursca Drive, Suite 802, Bridgeville, PA 15017, and UBICS INC. ("Lessee"), with an address at #100 Sainte Clair Plaza, 1121 Boyce Road, Pittsburgh, PA 15241.

                                   WITNESSETH:

         In consideration of the foregoing and of the representations, warranties, covenants and conditions set forth herein, and intending to be legally bound hereby, Lessor and Lessee understand and agree as follows:

                                    ARTICLE I
                                 LEASED PREMISES

         1.1 Demise. Commencing as of the Commencement Date (as hereinafter defined), Lessor hereby agrees to lease and demise to Lessee, and Lessee hereby agrees to take and hire from Lessor, upon the terms and conditions set forth in this Lease, certain space in a building ("the Building"), located or to be located on the real property situated in Cecil Township, Washington County, Pennsylvania, which space is particularly designated in red on Exhibit "A" attached to this Lease (the "Leased Premises"). The Building and the land (the "Land") on which it is situated, as described on Exhibit "B", are hereinafter called the "Property". Lessor reserves the uses of all portions of the Building beyond the interior surfaces of the walls, floor and ceiling of the Leased Premises, including the right therein to install, maintain, use, repair and replace pipes, ducts, conduits and wires , provided that Landlord shall use reasonable efforts to avoid unreasonable interference with Lessee's use of the Leased Premises.

         1.2 Lessee's Pro Rata Share. Lessor and Lessee agree that the Leased Premises shall be conclusively deemed to consist of 20,749 square feet of rentable area, that the Building shall be conclusively deemed to consist of 116,000 square feet of rentable area, and that, except as hereinafter provided, Lessee's Pro Rata Share for purposes of this Lease is 18%.

         1.3 Right of First Refusal. Lessor agrees that, prior to leasing any space in the Building on the same floor as and contiguous to the Leased Premises or, subject to the rights of the tenant under the lease to Allen-Bradley Company, Inc., d/b/a Rockwell Automation, on the floor of the Building immediately below the floor on which the original Demised are located, Lessor shall first offer to lease such space to Lessee on the same terms as are set forth in this Lease (as modified in the summary set forth below), except that
(a) the Annual Base Rent per square foot of rentable area shall be equal to the rental rate which Lessor shall then desire to offer to a third party, (b) any construction or allowance to be provided by Lessor shall be at a cost equal to that which Lessor is willing to offer to such third party, and (c) Lessee's Pro Rata Share shall be adjusted to account for such additional space. Notwithstanding the foregoing, Lessor shall have no obligation to offer any such space to Lessee if (A) any default under this Lease (after the expiration of any applicable grace period set forth in this Lease) shall exist or shall have occurred and be continuing, or (B) the term of such proposed lease to a third party shall exceed the then


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



                                                                   Exhibit 10.16


existing Lease Term. If Lessor shall receive a proposal to which Lessee shall have a right of first refusal as provided in this subsection, Lessor shall deliver to Lessee a summary of the economic terms of such proposal and Lessee shall have ten (10) days after its receipt thereof within which to elect to lease such space by a written notice delivered to Lessor within such period. If Lessee shall not have made such election within such period, Lessee shall be deemed to have waived its right to lease such space on the terms of this subsection. If, however, Lessor shall not have entered into a lease substantially on the terms contained in such summary within six (6) months after the expiration of such ten (10)-day period, Lessee shall again have the right of first refusal with respect to such space. If Lessee shall elect to lease such space, Lessee shall execute an amendment to this Lease incorporating such terms and such space into this Lease within ten (10) days after the delivery thereof by Lessor and failure to do so shall constitute a default under this Lease without further grace period and Lessee shall thereupon have forfeited its rights under this subsection. It is understood that, in order for Lessee to have the right to lease space pursuant to this subsection, Lessee shall be obligated to lease all of the space included within such summary, even if such space includes area of the Building to which the right of first refusal set forth in this subsection does not otherwise apply.

                                   ARTICLE II
                                   LEASE TERM

         2.1 Lease Term. (a) The term of this Lease shall commence on the Commencement Date (as hereinafter defined) and shall expire sixty (60) months thereafter, or if the Commencement Date is other than the first (1st) day of a calendar month, such number of full calendar months after the Commencement Date (such term, as the same may be renewed or extended, hereinafter called the "Lease Term").

         (b) Lessee shall have the option to extend the Lease Term for one five
(5)-year period, provided that (i) no default under this Lease (after the expiration of any applicable grace period set forth in this Lease) shall exist or shall have occurred and be continuing as of the date such optional period would otherwise take effect, and (ii) Lessee shall have delivered written notice to Lessor of its exercise of each such option at least one hundred eighty (180) days prior to the date such optional period would otherwise commence as part of the Lease Term. The terms of this Lease shall remain the same during any such extended Lease Term except that the Annual Base Rent shall be as provided in
Section 3.1 of this Lease.

         2.2 Commencement Date. The "Commencement Date" shall mean the earliest of (a) the date that Lessor shall have notified Lessee that the Leased Premises has been substantially completed in a manner consistent with the plans identified on Exhibit "A" and specifications identified on Exhibit "C" to this Lease, (b) the date that, in Lessor's reasonable estimation, the Leased Premises would have been so completed absent delays caused in material part by Lessee or any of its employees, agents, contractors or subcontractors, or (c) the date that Lessee shall occupy any portion of the Leased Premises for any purpose other than Lessee's pre-wiring the Leased Premises for the conduct of Lessee's business, provided that such activities will not, in Lessor's reasonable judgment, interfere with its work in the Leased Premises or elsewhere. Lessee shall not have the right to occupy any portion of the Leased Premises prior to the completion of the work as described in this Section without Lessor's prior written consent. In no event shall Lessor have any liability or responsibility for any damage or loss to any property, to Lessee's business or otherwise, irrespective of any negligence of Lessor, if Lessee shall elect to conduct any such

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                                                                   Exhibit 10.16


activities in the Leased Premises with Lessor's consent, and Lessee shall indemnify, defend and hold Lessor harmless from and against any and all liability, claims, loss, damage, cost and expense, including reasonable attorneys' fees, arising by reason of any such activities of Lessee or any of its contractors, invitees or licensees. Lessor shall not be liable for any delays in causing the occurrence of the Commencement Date in the absence of delays caused solely by Lessor's gross negligence or willful misconduct. At such time as the Commencement Date shall be established, the parties shall enter into an agreement confirming the same in the form of Exhibit "D". Lessor shall construct the Leased Premises substantially in accordance with the plans identified on Exhibit "A" and specifications identified on Exhibit "C" to this Lease and with all applicable laws, ordinances, codes and regulations (including
ADA) except for any violations by reason of the specific nature of Lessee's business or Lessee's use of the Leased Premises, such construction to be of such workmanship as shall be comparable with other leased premises constructed by Lessor in the Southpointe development. The Leased Premises shall be deemed to have been substantially completed at such time as they may be occupied without material interference, subject to routine punchlist items and cleaning. The parties acknowledge that the target date intended by the parties for the substantial completion of the Leased Premises is August 15,1998; provided that, in the absence of delays beyond Lessor's reasonable control, the Leased Premises shall be substantially completed on or before September 1,1998. In the event that the Leased Premises shall not have been substantially completed on or before September 1, 1998, then as Lessee's sole remedy, the Annual Base Rent shall be reduced by an amount equal to Four Hundred Dollars ($400.00) for each day thereafter until the same shall have been substantially completed.

                                   ARTICLE III
                             RENT, CHARGES AND TAXES

         3.1 Aggregate Base Rent. Lessee shall pay to Lessor during the initial Lease Term as base rent for the Leased Premises an aggregate amount of One Million, Seven Hundred Sixty-Three Thousand Six Hundred Sixty Five and 00/100 ($1,763,665.00) Dollars. The annual base rent (the "Annual Base Rent") will be equal to Three Hundred Fifty-Two Thousand Seven Hundred Thirty-Three and 00/100 ($352,733.00) Dollars, payable in equal monthly installments of Twenty-Nine Thousand Three Hundred Ninety-Four and 42/100 ($29,394.42) Dollars in advance beginning on the Commencement Date and continuing on the first day of each calendar month thereafter during the Lease Term, provided however that three (3) full monthly installments of Annual Base Rent shall be payable upon the execution of this Lease by the parties and shall be applied toward the Annual Base Rent as it shall thereafter become due. Pending the accrual of such prepaid Rent, the same may be retained by Lessor as an additional Security Deposit with all rights of Lessor therein as provided in Section 3.10. The parties acknowledge that the Annual Base Rent set forth above is based on the area of the Leased Premises set forth in Section 1.2 at an annual rate of $17.00 Dollars per square foot of rentable area. The Annual Base Rent during the optional period within the Lease Term shall be Three Hundred Ninety-Four Thousand Two Hundred Thirty-One ($394,231) Dollars per year, payable in advance in equal monthly installments of Thirty-Two Thousand Eight Hundred Fifty-Two and 58/100 ($32,852.58) Dollars.

         3.2 Payment of Utilities. Lessee agrees to pay when due, as additional Rent, the costs and charges for all utility services furnished to the Leased Premises, including without limitation water, sewage, gas and electricity, whether measures by meter or as allocated by Lessor as hereinafter provided.

                                                                   Exhibit 10.16


Lessor agrees to cause gas and electrical service to the Leased Premises to be separately metered so long as it is reasonably feasible to do so at customary expense. With respect to those services which are not separately metered for Lessee's usage, the cost of such service which shall be allocated to the Leased Premises and shall be payable by Lessee shall be computed, except as hereinafter provided, by multiplying the total amount due for such services in the entire building by Lessee's Pro Rata Share. If any utilities are not separately metered to measure Lessee's usage, but the usage of such utilities by one or more other tenants in the Building is separately metered, then Lessee's Pro Rata Share of such utility costs shall be a fraction whose numerator shall be the rentable square footage of the Leased Premises and whose denominator shall be the square footage of the Building, all as determined pursuant to Section 1.2, less the rentable square footage, as calculated by Lessor, leased to other tenants in the Building whose usage of such utilities is so separately metered. Any utility usage billed by a utility company directly to Lessee shall be paid on or before the due date for payment of such amounts. Any other utility costs shall be payable by Lessee within twenty (20) days after Lessee's receipt of statement thereof.

         3.3 Payment of Real Estate Taxes. (a) Lessee agrees to pay to Lessor, as additional Rent, within twenty (20) days after demand by Lessor, a sum equal to Lessee's Pro Rata Share of the Real Estate Taxes (as hereinafter defined) payable during a calendar year in whole or in part within the Lease Term. If the Property shall not be separately assessed for such purposes, then Lessor shall be entitled, in such manner as Lessor may in good faith determine, to allocate the Real Estate Taxes between the Property and other portions of the real property which are the subject of the Real Estate Taxes. Attached hereto as Exhibit "E" is the documentation received by Lessor relating to a tax abatement currently under consideration for the Property. Lessor agrees that, if a tax abatement shall not be received as provided in Exhibit "E", Lessee shall be obligated to pay Real Estate Taxes only as though such abatement had been received.

         (b) "Real Estate Taxes" shall include all taxes and assessments of public authorities and governmental bodies, whether general or special, ordinary or extraordinary, which shall be assessed, levied, charged or imposed upon the Property or against Lessor as owner thereof or otherwise during the Lease Term, including any assessments for public improvements or otherwise during the Lease Term, including any assessments for public improvements or otherwise, as well as any excise taxes, sales tax or other taxes, fees or charges, however described, which may be levied or assessed against Lessor or the Property or the rents, issues or profits thereof, in substitution in whole or in part for any other Real Estate Taxes. If Lessor shall obtain a reduction in any Real Estate Taxes, Lessor shall be entitled to reimbursement of its reasonable costs in obtaining such reduction prior to Lessee's receipt of any benefit of such reduction. Real Estate Taxes payable in the calendar years in which the Lease Term shall expire shall be prorated on a calendar year basis by taking into account the portion of such calendar year within the Lease Term. After request, Lessor agrees to provide promptly copies of documentation evidencing the calculation of Real Estate Taxes.

         3.4 Payment of Insurance. Lessee shall pay to Lessor, as additional Rent, Lessee's Pro Rata Share of the cost incurred by Lessor in any calendar year with respect to insurance carried from time to time relating to the Property or any portion thereof or any activities thereon (including, without limitation, casualty, liability and property damage, business interruption, rent loss and other insurance). Such payment shall be made within twenty (20) days after delivery of a written statement for such charges to Lessee.



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                                                                   Exhibit 10.16


         3.5 [RESERVED]

         3.6 Payment of Operating Costs. (a) Lessee agrees to pay Lessor, as additional Rent, Lessee's Pro Rata Share of Operating Costs (as hereinafter defined) incurred during the Lease Term within twenty (20) days after Lessor's delivery of a statement thereof to Lessee. If any Operating Costs shall relate to periods both within and beyond the Lease Term, Lessor shall be entitled to make an allocation of a portion of such Operating Costs to the Lease Term in such manner as Lessor may reasonably elect.

         (b) "Operating Costs", subject to the exclusions set forth in subsection (c) below, shall include all costs incurred by Lessor in connection with the maintenance, repair, replacement, management, security, operation and ownership of the Property, including, without limitation, and by way of example
(i) all costs of snow and ice removal, striping, sweeping, sealing, repairing and replacing all driveways, parking areas, curbing, sidewalks and other portions of the Property; (ii) all costs of maintenance, repair and replacement of lighting facilities, equipment, bulbs and ballasts; (iii) all costs of lawn and garden maintenance, including cutting, trimming, planting and replacement of lawns, shrubbery and other vegetation; (iv) all costs of electrical, gas and other utility usage relating to the common areas of the Property to the extent not taken into account in Section 3.2; (v) all costs of trash and rubbish removal; (vi) all costs of pest control and extermination; (vii) water and sewage charges; (viii) all costs of maintaining and inspecting fire extinguishers, smoke and fire detectors and security systems; (ix) all costs of maintaining, repairing and cleaning windows; (x) all costs of maintaining, repairing and lighting any signage on the Property (other than commercial signage relating to other tenants); (xi) all costs of capital improvements and replacements to the extent that the same reduce the amount of other Operating Costs as reasonably estimated by Landlord (it being understood that any such savings can only be approximated)or are required by law; (xii) all charges allocated to the Property and payable pursuant to any covenants, easements or restrictions now or hereafter encumbering the Property (the "Covenants") or payable to any association of owners of property which includes the Property; and (xiii) a charge equal to ten percent (10%) of all Operating Costs, which the parties hereby agree is a reasonable charge for administering the Property and the services related thereto.

         (c) Operating Costs shall not include (i) any costs of which Lessee is required to reimburse Lessee's Pro Rata Share pursuant to Sections 3.2, 3.3, 3.4 or 5.1 of the of this Lease; (ii) Real Estate Taxes or insurance costs; (iii) any costs of utilities separately metered to the Tenant or other tenants in the Building; (iv) any costs charged directly to Tenant or other tenants in the Building; (v) any costs of obtaining new tenants of the Building, including brokerage commissions, advertising expenses and tenant improvement costs; (vi) any costs of enforcement against tenants of the Building by reason of defaults under their respective leases; (vii) costs of repair or restoration to the extent such costs are reimbursed to Lessor by casualty insurance proceeds;
(viii) interest or amortization payments on any indebtedness secured by any mortgages or any rental under any ground or underlying lease; (ix) expenses in connection with the maintenance and operation of any garage structure and all facilities contained therein; (x) the cost of correcting any material design or construction defects; (xi) depreciation as defined in the United States Internal Revenue Code; or (xii) costs incurred by Lessor by reason of its default under the terms of any lease of space in the Building.

         3.7 Monthly Installments. Lessor reserves the right to require Lessee to pay monthly installments of Real Estate Taxes, insurance and Operating Costs with each monthly payment of Annual



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                                                                   Exhibit 10.16


Base Rent. Such monthly installments shall be equal to Lessor's estimate from time to time of one-twelfth (1/12) of Lessee's Pro Rata Share of annual Real Estate Taxes, insurance and Operating Costs, provided that if Lessor shall adjust such estimate at any time, or if at any time Lessee's Pro Rata Share of such costs incurred or to be incurred are expected by Lessor to exceed the monthly installments paid as of such time on account of such costs, Lessor shall be entitled to increase the amount of such monthly installments to such amount as Lessor shall determine to allow Lessor to pay Lessee's Pro Rata Share of such costs when due from such installments paid by Lessee. Within one hundred twenty
(120) days after the end of each calendar year, Lessor shall provide to Lessee a statement, certified by Lessor and prepared in accordance with sound accounting principles, setting forth the Real Estate Taxes, insurance and Operating Costs for such calendar year. Upon reasonable notice and at reasonable times, Lessee shall have the right to examine the records of Lessor relating to such Real Estate Taxes, insurance and Operating Costs but not more frequently than annually.

         3.8 Proration and Payment of Rent. The Annual Base Rent and all other sums now or hereafter payable by Lessee pursuant to the terms of this Article III, as well as all other sums payable by Lessee which may be designated herein as "Rent", are herein collectively called the "Rent". If the Commencement Date shall be other than the first (1st) day of a calendar month, the Rent for the calendar month in which the Commencement Date shall occur shall be prorated based on the portion of such calendar month from and after the Commencement Date. All Rent and any other sums payable by Lessee to Lessor pursuant to the terms of this Lease shall be payable in U.S. Dollars only at the address of Lessor set forth in this Lease (or at such other address as may be designated by Lessor by prior written notice to Lessee), and shall be payable without any set-off or deduction whatsoever, and without any abatement except as may be expressly authorized by the other terms of this Lease. The covenants of Lessee to pay Rent or any other sum under this Lease or to perform any other obligation hereunder are deemed to be independent of any other term, covenant, warranty, representation or other undertaking of Lessor under this Lease.

         3.9 Late Payment of Rent. In the event any Rent or other sum due pursuant to this Lease shall remain unpaid beyond ten (10) days after the date when such payment is due (irrespective of any grace period which may be set forth elsewhere in this Lease as a condition to the occurrence of a default hereunder), Lessee shall pay to Lessor, as additional Rent, a late fee of ten percent (10%) of the amount due, which amount the parties agree is a reasonable charge for the additional administrative costs required of Lessor by reason of such late payment, provided that Lessee shall not be obligated to pay such late fee if such fee shall be paid within five (5) days after notice from Lessor that such payment of Rent or other sum is then due, but provided further that such notice shall be required as a condition to the payment of late fees only two times in any twelve(12)- month period.

         3.10 [RESERVED]

                                   ARTICLE IV
                      USE AND OCCUPANCY OF LEASED PREMISES

         4.1 Use of Leased Premises. (a) Lessee shall use the Leased Premises solely for office space in the ordinary course of Lessee's regular business as the same may lawfully change from time to time. Except for the purposes set forth above (collectively the "Permitted Use"), Lessee shall not use the



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                                                                   Exhibit 10.16


Lease Premises for any other purpose whatsoever without the prior written consent of Lessor, which permission may be withheld by Lessor in its sole discretion. Lessee agrees not to change, increase, enlarge or modify the scope of the Permitted Use of the Leased Premises. Lessee warrants and represents to Lessor that the Permitted Use does not and will not involve the creation, generation, use, storage, disposal or discharge of Hazardous Substances (as defined below) (other than Hazardous Substances of types and quantities necessary for the conduct of Lessee's regular business where such Hazardous Substances are safely and lawfully stored), loud noises, obnoxious odors, skin or eye irritants, noxious gasses, excessive dust or other particulate, or any other condition or occurrence which may be considered to be a nuisance to occupants of the Building or a danger to persons or property.

         (b) Lessee shall comply at all times with such reasonable and non-discriminatory rules and regulations as Lessor may from time to time publish with respect to use and occupancy by its tenants. All such rules and regulations shall apply to Lessee and its employees, agents, licensees, invitees, sublessees and contractors.

         (c) In the event Lessee is required to obtain any permits to the use of the Lease Premises, Lessee shall be responsible to obtain the same and shall pay the cost thereof.

         (d) the Permitted Use (including any additional uses approved by Lessor above) is now and shall hereafter at all times be in continuous compliance with all applicable federal, state and local laws, rules and regulations, including but not limited to zoning, environmental, land use, health and safety laws and occupancy permits and building codes; and shall be subject always to the terms, conditions, limitations and restrictions set forth above and elsewhere in this Lease.

         4.2 Vehicles. (a) Permitted Vehicles (as hereinafter defined) may be parked in the parking areas of the Property and on no other property of Lessor, subject to such parking regulations as Lessor may from time to time adopt. Lessor shall not adopt parking regulations which would unreasonably limit available parking to Lessee and its employees, officers, agents, invitees and customers at the Property. No other vehicles shall be parked in or about the Property or any other Property of Lessor. Storage of any vehicles on the Property or any other property of Lessor is strictly prohibited. "Permitted Vehicles" shall mean only vehicles of Lessee, its employees, visitors and business invitees as may be necessary and appropriate to the conduct of Lessee's normal business operations in the Leased Premises. Permitted Vehicles shall not include (i) inoperable, uninspected or unregistered vehicles, or (ii) tractor-trailers or large trucks or vans except for such minimal time as may be required to promptly load or unload the same. Lessee understands that overnight parking shall be prohibited except in such instances where Lessor shall have granted permission in advance to park overnight, which permission may be withheld without cause and withdrawn at any time. Lessor may, after giving two
(2) days prior written notice to Lessee, tow or remove from the Property or any other property of Lessor any vehicles that are not Permitted Vehicles or any vehicles in violation of the foregoing, and Lessee shall reimburse Lessor for all costs attendant thereto, including towing and storage of cars, as additional Rent.

         (b) Lessor assumes no responsibility or liability whatever for the loss of or damage to any automobile while parked on the Property or any other property of Lessor except for damage caused by the gross negligence or willful misconduct of Lessor. Entrances and disembarking lanes shall not be obstructed and "no parking areas" and designated "handicapped spaces" shall be observed at all times.



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                                                                   Exhibit 10.16


Lessee shall not use any area or space for the purpose of washing, servicing, or making repairs of any nature to any vehicles. Driving of any vehicle on the lawn areas is prohibited.

         (c) In the event that another tenant in the Building shall have been granted exclusive designated parking spaces on the Property, then during the period of such exclusivity, Lessee shall also be granted exclusive designated parking spaces on the Property. The number of parking spaces to be so designated for Lessee's exclusive use shall be a fraction of the number of spaces so granted to another tenant. The numerator of such fraction shall be the rentable area of the Leased Premises and the denominator shall be the rentable area of such other tenant with exclusive parking rights leasing the largest rentable area in the Building, provided that such fraction shall not exceed the number one (1). Any fractional number of spaces determined by the foregoing formula shall be disregarded.

         4.3 Compliance with Insurance. Lessee agrees not to use or occupy, or suffer or permit to be used or occupied, the Leased Premises or any other part of the Property in any manner deemed by Lessor or its insurance company to be an unreasonable fire or safety hazard. If Lessee's use or occupancy causes increases in the cost of fire and extended casualty coverage and/or liability insurance to Lessor over and above the normal cost of such insurance for the type and location of the Building of which the Leased Premises are a part, Lessee will, on demand and as additional Rent, reimburse Lessor for the cost of all extra premiums caused by Lessee's use or occupancy of the Leased Premises, Lessee shall discontinue any use or occupancy (including the removal of equipment or materials) which shall have resulted in the increase of the cost of said insurance to Lessor, unless Lessor shall thereafter consent to such use in writing; provided, however, that Lessee shall not be responsible to pay additional premiums assessed at the Commencement of this Lease, since the same have been factored into the base rent to be paid by Lessee at Commencement.

         4.4 Excess Service. If Lessee's use requires trash removal or other service in excess of that of other Building occupants, Lessor reserves the right to demand reimbursement of the cost thereof and the same shall be considered additional Rent and shall be payable on demand.

         4.5 Hazardous Substances. Lessee agrees not to, and shall cause all of its sublessees and their respective, contractors, subcontractors, licensees and invitees, and all agents and employees of any of the foregoing not to, store, produce or permit any "Hazardous Substances" on or about the Property or other property of Lessor. "Hazardous Substances" shall mean asbestos, asbestos-containing materials, polychlorinated biphenyls, mercury, lead, lead-based paint, chlorofluorocarbons, petroleum-based products, petroleum byproducts, explosives and other substances regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq., the Resources Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq. or any other federal, state or local laws, rules, regulations or ordinances relating to the regulation of toxic or hazardous materials or otherwise to the environment, all as the same may have heretofore been or may hereafter be amended. Lessee shall indemnify, defend and hold Lessor harmless against and from any expense for the cost of clean-up or removal and from any liability, damage, claim, cost or expense whatsoever (including reasonable attorneys' fees) resulting from Hazardous Substances or the use, disposal, disposition, spillage or transport thereof by Lessee or any of its sublessees, contractors, subcontractors, licenses or invitees, or any of its or their respective agents or employees. In the event that Lessee shall fail to comply with this Section, then in additional to any other rights and remedies Lessor may have, Lessee shall bear the entire

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                                                                   Exhibit 10.16


expense of clean-up or removal thereof, and shall promptly commence and diligently prosecute to completion such clean-up or removal of all Hazardous Substances. Lessor may, but shall not be obligated to, commence and complete such clean-up and removal irrespective to any actions taken or intended to be taken by Lessee or any other party, and Lessor may charge Lessee, as additional Rent, for the entire cost and expense thereof, which shall be payable on demand. Lessor represents that, to its knowledge, the Leased Premises are currently free from Hazardous Substances except to the extent that the same may be referred to in that certain _______________________, dated _________________, prepared by
_______________________, a copy of which has heretofore been provided to Lessee.

         4.6 Animals. No animals, birds, pets or reptiles of any kind shall be permitted, brought or kept in or about the Property.

         4.7 Assignment and Subletting. Lessee shall not assign this Lease or sublet the Leased Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld, provided that Lessee shall remain liable under this Lease, as it may then or thereafter be amended with Lessee's consent, notwithstanding any such assignment or sublease. Any dissolution or liquidation of Lessee, or any merger or consolidation involving Lessee whereby Lessee is not the surviving entity, any transfer of a controlling interest in Lessee (whether through one or more transactions and whether directly or through the transfer of interests in one or more other entities or otherwise), and any transfer of any interest in this Lease by operation of law or otherwise shall he be deemed to be an assignment for purposes of this Lease. Any such assignment or sublease without Lessor's written consent, whether by operation of law or otherwise, shall be null and void at Lessor's option, and shall entitle Lessor to declare Lessee in default hereunder. No assignment or subletting, whether or not permitted, shall be deemed to release Lessee from any obligations under this Lease. Any acceptance of Rent by Lessor or other performance of this Lease by any assignee or sublessee of Lessee's interest in this Lease shall not be construed as Lessor's consent to any assignment, and Lessor shall not be estopped to assert the lack of such consent by reason of any such matters. Lessor shall be entitled to fifty percent (50%) of any rent and other consideration paid by or on behalf of any sublessee or assignee which, on a square footage basis, shall exceed in the aggregate the Rent under this Lease (prorated on a square footage basis for the portion of the Leased Premises subleased) for a comparable period, and such excess shall be paid to Lessor immediately upon receipt thereof by Lessee. Notwithstanding the foregoing, Lessee may assign this Lease or sublet the Leased Premises, without Lessors consent, to any affiliate of Lessee, provided that Lessee shall remain liable under this Lease, as it may then or thereafter be amended, notwithstanding any such assignment or sublease. For purposes of this Section, "affiliate" shall mean any corporation or other person or entity controlled by, controlling or under common control with the person or entity in question, and "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

                                    ARTICLE V
                             MAINTENANCE AND REPAIRS

         5.1 Lessee's Maintenance. (a) Lessee, at its expense, shall at all times maintain the Leased Premises in first-class, clean and sanitary order, condition and repair, including without limitation all carpeting and flooring therein. Lessee shall be solely responsible, at its own cost, to furnish and replace all

                                                                   Exhibit 10.16


electric bulbs, ballasts, fluorescent tubes and restroom supplies for the Leased Premises. All contractors and subcontractors performing any repairs or other work within the Leased Premises shall be subject to the prior written approval of Lessor in its sole discretion, and prior to the commencement of any such repairs or other work, shall have duly and effectively waived any right to claim or file a mechanic's or materialman's lien against the Property or any part, thereof or interest therein.

         (b) Prior to taking any action to maintain or repair any portion of the electrical, plumbing or HVAC systems serving the Leased Premises (other than the routine replacement of bulbs and ballasts), Lessee shall notify Lessor of the need therefor and Lessee shall not take any such action unless thereafter specifically authorized by notice from Lessor to do so. Lessor reserves the right to perform such replacement, maintenance and repair, irrespective of having received a notice thereof from Lessee, in which event Lessee shall pay Landlord, on demand and as additional Rent, for the reasonable cost thereof.

         5.2 Lessor's Maintenance. (a) Lessor shall maintain and repair the exterior walls, roof, ceiling and structural portions of the Building, as well as all exterior glass, stairways, stairwells, plumbing, HVAC, elevators, common areas and mechanical, electrical and telephone closets, in a manner in all material respects consistent with the current level of maintenance of other office buildings in the Southpointe development, unless such maintenance or repairs are necessitated by the acts or omissions of Lessee or any of its sublessees or any of their respective contractors, subcontractors, licensees or invitees, or any agents or employees of any of the foregoing. In the event that the Building Mechanics and Management Systems are not Year 2000 Compliant, Lessor shall promptly cure such condition to the extent necessary to avoid material interruption to the operation or management of the Building or any of its systems. "Year 2000 Compliant" means that neither the year change from 1999 to 2000 nor the arrival of the date January 1, 2000 and leap year dates thereafter will result in errors in processing data or otherwise have a materially adverse effect on the operations or functionality of the Building Mechanics or Management Systems. "Building Mechanics" include all automated or electronic controls and systems used by Lessor or its agents or contractors to service the Leased Premises, including security systems, elevators, HVAC systems and controls, mechanical systems, fire alarm systems, lighting and electrical systems and electronic locking systems. "Management Systems" shall mean all computer hardware and software applications that Lessor or its agents or contractors use for managing and operating the Building, including without limitation accounting and billing, Building management and maintenance, scheduling and work orders.

         (b) If Lessor shall fail to perform any of its maintenance obligations under this Lease, then after the expiration of ten (10) days after written notice thereof by Lessee to Lessor (or such lesser period as may be necessary to avoid an emergency), Lessee shall be entitled to perform such maintenance and to set off against the Annual Base Rent thereafter accruing any reasonable sums directly incurred by Lessee in effecting such cure, provided that Lessor shall not then be diligently pursuing such maintenance and Lessee shall first have provided to Lessor copies of all invoices and other detail relating thereto as Lessor may reasonably require.

         5.3 Interruption of Service. No interruption or curtailment of any service or maintenance in the Building shall entitle Lessee to any claim against Lessor or to any abatement of Rent, nor shall the same constitute constructive or partial eviction, unless caused by the gross negligence or willful misconduct of Lessor, provided that if such interruption shall continue for ten (10) consecutive business days other than

                                                                   Exhibit 10.16


by reason of any act or omission of Lessee or its agents, contractors, licensees or invitees, then the Annual Base Rent shall be abated only to the extent that Lessee shall be prevented from making reasonable use of the Demised Premises. In no event shall Lessor be liable to Lessee for consequential damages of any kind or nature, regardless of any negligence on the part of Lessor and regardless of whether or not Lessor has received notice of the same. If Lessor shall fail to diligently proceed to correct any such material interruption in services, then Lessee may terminate this Lease.

                                   ARTICLE VI
                ALTERATIONS AND ADDITIONS TO THE LEASED PREMISES

         6.1 Alterations and Additions. (a) Lessee shall not add partitions, ceilings, do any painting, make modifications to concrete floors, alter, remove or replace doors, alter or add any additional lighting or do any electrical, mechanical or plumbing work, or make any other alterations or additions to the Leased Premises without the written consent of Lessor, which consent shall not be unreasonably withheld, provided that Lessee may make minor repairs to the Leased Premises costing less than $10,000 and not affecting or involving any structural aspect of the Building or any of its electrical, plumbing, HVAC, mechanical, security or other systems or any other portion of the Leased Premises which would be visible from beyond the Leased Premises. In addition, no such work shall be performed unless and until Lessor shall have approved all plans and specifications therefor. All such alterations and additions, if agreed to, shall be made in accordance with all applicable laws and regulations and shall remain for the benefit of Lessor after the Lease Term unless Lessor shall direct that the same be removed, in which event Lessee shall remove the same and restore Leased Premises to its original condition, provided that Lessee shall not have any obligation to remove any improvements installed by Lessor pursuant to Exhibits "A" and "C". If requested by Lessee by notice to Lessor, Lessor shall designate those alterations and additions which shall require removal at the end of the Lease Term. In the absence of default by Lessee, Lessee shall be entitled to remove its trade fixtures at the end of the Lease Term, provided that Lessee shall restore the Leased Premises to its original condition. All contractors and subcontractors performing any such work or providing any materials, supplies or equipment therefore shall be subject to the prior written approval of Lessor in its reasonable discretion, all of whom shall have duly and effectively waived any right to claim or file a mechanic's or materialman's lien against the Property or any portion thereof or interest therein prior to the commencement of any such work or the delivery of any materials, supplies or equipment to the Leased Premises.

         (b) All alterations or additions shall be made in a proper and workmanlike manner and with the use of only first class materials. Lessee agrees to fully pay for same and to indemnify and hold Lessor harmless from all expenses, liens, claims or damages to persons or property arising therefrom or related thereto.

         6.2 Electronic Equipment. If Lessee shall introduce electronic equipment into the Building (including, but not limited to, normal office equipment or equipment for the purpose of transmitting via satellite or other means of analog or digital signals) Lessee shall provide upon request sufficient detail to ascertain that such equipment shall not be installed in a manner that will adversely affect other tenants of the Building. Lessee shall be responsible to provide all FCC licensing and compliance with any Federal, State or local requirements regarding such equipment. Such placement or installation shall comply with all existing or future fire codes and other rules and regulations of public authorities have jurisdiction

                                                                   Exhibit 10.16


thereof. Lessor shall have the right to approve cable routes within the Leased Premises. Should Lessee not follow the approved cable routes and generally accepted engineers practices in the connection of such equipment, Lessor may require relocation, removal or rearrangement of any wires, cables and other equipment, and in the event the electronic equipment shall interfere with or disrupt any service to the Building, then in addition to all other rights and remedies Lessor may have, Lessor may require the placement and use of electrical protecting devices to prevent the transmission of excessive currents or draw of excessive voltage of electricity into, from or through the Building, or to avoid damage or limitation of source to any other part of the Building. Such relocation, removal or rearrangement, and such placement and use or equipment installation, shall be at the sole expense of Lessee. Any connections to electrical distribution panels made at the request of Lessee within the space shall be clearly marked with the designation of the use and its location. If Lessee shall install any electrical equipment which overloads, or in Lessor's reasonable judgment may overload, any of the electrical lines in the Leased Premises or any other portion of the Building, or which causes, or in Lessor's reasonable judgment may cause, any surge or disruption of the Building's electrical service, Lessee shall, at Lessee's sole expense, make whatever changes are necessary to comply with the requirements of Lessor, its insurance company and governmental authorities. Lessor shall in all events have the right to approve any electrical installation prior to the same being made.

                                   ARTICLE VII
                            ACCESS TO LEASED PREMISES

         7.1 Access. Lessor reserves the right to enter the Leased Premises, and Lessee agrees to permit Lessor and its agents, upon at least 24 hours notice (except in the case of an emergency), to (a) enter the Leased Premises during regular business hours for the purpose of inspecting, showing or examining the Leased Premises; and (b) enter the Leased Premises at any time to make such repairs, alterations, improvements or additions in and to the Leased Premises or to adjoining premises, that Lessor may deem desirable or necessary or that Lessee shall have failed, although required, to do under the terms of this Lease; provided, however, that, except in the case of an emergency, Lessor shall use reasonable efforts to avoid unreasonable disruption to Lessee's business operations and shall give at least two (2) business days' notice of the nature of the work to be performed and the anticipated period required for such work. Such entrance into the Leased Premises by Lessor shall not be construed as an eviction of Lessee from the Leased Premises, and the Rent and any other payments provided in this Lease to be made by Lessee shall not abate which such repairs, decorations, alterations, improvements or additions are being made, nor shall Lessee have any claim against Lessor on account of loss or interruption of business unless such loss or interruption is caused by Lessor's negligence or misconduct. Lessor may enter the Leased Premises by a master key (or by use of force in the event of emergency) without incurring any liability therefore and without in any manner affecting the obligations of Lessee under this Lease.

                                  ARTICLE VIII
                             FIRE OR OTHER CASUALTY

         8.1 Fire or Other Casualty. If, during the Lease Term, the Leased Premises or any other portion of the Building is damaged by fire or other casualty, rendering the same materially unfit for the operation of the business of Lessee, and if, in Lessor's sole good faith judgment, the same cannot reasonably be repaired or restored within one hundred fifty (150) days from the occurrence of such damage, or if Lessor

                                                                   Exhibit 10.16


shall not be obligated to restore the Leased Premises by reason of the terms of subsection (b) below and elects not to restore the same, then this Lease shall cease and terminate at the option of either party from the date of such damage, provided, that if Lessor shall have so determined that such restoration may be completed within such one hundred fifty (150)-day period, but Lessor shall not in fact have completed the same within such period, despite its reasonable diligence, then Lessor shall have such additional time (not exceeding thirty
(30) days) as may be reasonably necessary to complete such restoration, and if so completed, this Lease shall not be terminated. Lessor shall communicate to Lessee its decision or judgment as to restoration within thirty (30) days after the occurrence of the casualty, subject to any delays beyond its reasonable control, including adjustment of losses and negotiations with contractors and mortgage lenders. Lessee shall pay Rent apportioned to the time of the damage (or such later date to the extent that Lessee may continue to use any portion of the Leased Premises) and shall immediately surrender the Leased Premises to Lessor, without further liability or obligation of Lessee and Lessor hereunder, provided, however, that nothing contained herein shall release Lessee from any liability or obligation arising or incurred prior to the time of such damage or casualty and Lessee's cessation of use of the Leased Premises.

         (b) If Lessor shall have determined that any such damage can be repaired within a period of one hundred fifty (150) days from the date of the damage, or if this Lease shall not be terminated as hereinabove provided, then in either event, Lessor shall re-enter and repair said damage, provided that Lessor shall not have any obligation to repair or replace any portion of the Leased Premises (i) other than the improvements originally erected or installed by Lessor at its expense and in place at the time of such fire or other casualty, and (ii) if any damage thereto shall have been caused by Lessee or any of its agents, employees, contractors, subcontractors, licensees or invitees (irrespective of any prior election by Lessor to do so), and this Lease shall not be affected in any manner except that the liability of Lessee for Rent shall be equitably abated for the period during which such repairs are being made. Notwithstanding anything in this Lease to the contrary, Lessor shall not be obligated to make any restoration if (1) such casualty shall occur during the last three (3) years of the then applicable Lease Term, (2) there may not be adequate insurance proceeds available to Lessor to pay in full the cost of such restoration, or (3)one or more other tenants in the Building may have the right to terminate their leases of space in the Building by reason of such casualty and such termination may have an adverse effect on the sale or financing of the Building or the terms or price or amount thereof.

                                   ARTICLE IX
                               WAIVER OF LIABILITY

         9.1 Waiver of Liability. Lessee agrees that all fixtures, equipment, merchandise, inventory and other personal property which may at any time be in the Leased Premises shall be at Lessee's sole risk, or at the risk of those claiming under Lessee, and Lessor shall not be liable to any person or entity for any damage to said property, or loss suffered by the business or occupation of Lessee or any other person or entity caused in any manner whatsoever except where such damage or loss is the result of Lessor's gross negligence or willful misconduct, it being agreed that Lessee shall obtain and at all times maintain adequate insurance for its own benefit against any loss or damage.

         9.2 [RESERVED]

                                                                   Exhibit 10.16


                                    ARTICLE X
                                    INSURANCE

         10.1 Liability Insurance. During the Lease Term Lessee shall maintain, at Lessee's own cost and expense, general public liability insurance against claims for personal injury, death and property damage occurring in or about the Property and for all indemnification and defense obligations of Lessee set forth in this Lease. Such insurance shall afford protection with limits of not less One Million Five Hundred Thousand ($1,500,000) Dollars per occurrence.

         10.2 Casualty Insurance. Lessee agrees during the Lease Term to maintain, at its own cost and expense, contents fire insurance with extended coverage substantially covering the full replacement cost of all equipment, fixtures, merchandise, inventory and other personal property in the Leased Premises as well as any alterations that may be made by Lessee to the Leased Premises. Provided Lessee shall not be in default in the payment of any Rent hereunder, Lessor shall maintain fire insurance with extended coverage substantially covering the full replacement cost of the Building, subject to such reasonable deductibles as Lessor may elect.

         10.3 Evidence of Insurance. All insurance required by this Lease to be maintained by Lessee shall be written with a reputable company or companies, and Lessee shall furnish Lessor with an appropriate certificate of the effectiveness and coverage of such policies. All such liability insurance shall name Lessor and Lessor's mortgagee, if any, as additional insureds, and shall provide that Lessor and Lessor's mortgagee shall receive at least thirty (30) days prior notice in writing of the cancellation or amendment of any such insurance policy. In the event Lessee shall fail to furnish such certificates, Lessor may obtain such insurance and the premiums on such insurance shall be deemed additional Rent to be paid by Lessee to Lessor upon demand.

         10.4 Waiver and Subrogation Etc. In addition to all other waivers of liability contained in this Lease, Lessor and Lessee do each hereby releases and relieve the other from and waive any claim of recovery for any loss or damage to the real or personal property of either located anywhere in the Building, including the Building itself, arising out of or incident to the occurrence of any of the perils covered by their respective casualty insurance policies. Under no circumstances whatsoever shall Lessor or any partner in Lessor or any agent or employee of any of the foregoing be liable to Lessee for any losses or damages suffered as a result of business interruption, lost profits or other consequential damages to Lessee, whether or not the same area result of any negligent act or omission to act on the part of Lessor or any such other party. Lessee undertakes such risks and shall be solely responsible at its own cost for providing its own business interruption and other insurance in amount to the extent Lessee deems necessary or desirable. Any insurance policy shall expressly permit such a release or contain a waiver of any rights of such insurer against Lessor and Lessee and such other persons. Lessee shall not be liable for any consequential damages for lost profits arising by reason of Lessor's inability to lease other space in the Building by reason of the condition of the Building caused by a default by Lessee. The foregoing shall not be construed to limit Lessee's liability for the Rent or for other damages, including without limitation damages (including lost profits) based on Rent which otherwise would have been payable under this Lease in the absence of the termination of this Lease or other cessation of payments by Lessee, the cost of maintenance, repairs and other matters within the responsibility of Lessee under this Lease, the cost of curing defaults by Lessee under this Lease, and the costs of enforcing this Lease.

                                                                   Exhibit 10.16


                                   ARTICLE XI
                       BUSINESS AND MAINTENANCE PRACTICES

         11.1     Maintenance and Business Practices.

         (a) Lessee shall store all rubbish, trash, garbage, discarded containers, materials or equipment, and other refuse in fire proof bins while awaiting its removal. Such removal and transfer shall only be to storage areas designated by Lessor. Lessee shall place recyclable trash in designated bins.

         (b) Lessee shall refrain from obstructing any sidewalks, common areas, driveways and parking areas in or on the Property. Lessee shall refrain from placing, selling or displaying merchandise on the sidewalks, windows, window sills, common areas, driveways or parking areas in or on the Property. Lessee shall not place, store or stage any inventory, supplies, pallets, trash or other items or materials in the parking lot or any other area outside of the Leased Premises. OUTSIDE STORAGE OR STAGING IS STRICTLY PROHIBITED.

         (c) [RESERVED]

         (d) Lessee shall not allow anyone to go on the roof of the Building for any reason unless having first received written approval from Lessor. Lessee shall indemnify and hold Lessor harmless against and from any losses, damages, costs and expenses which Lessor may incur by reason of any loss or claim of loss of any roof warranty based in whole or in part by reason of Lessee's violation of this subsection.

         (e) Lessee shall not permit the Leased Premises to be used in any way which, in Lessor's sole good faith and reasonable judgment, may injure the reputation of Lessor or any of its tenants, or of the business park in which the Property is located, or which may be a nuisance, annoyance, inconvenience or damage to Lessor or to other tenants of such park, the Building or the neighborhood, or which, in Lessor's sole good faith judgment, may interfere with the use and enjoyment of other tenants of Lessor or violate the terms of such tenants' leases.

         (f) Lessee shall cause its employees, agents, visitors and invitees to park only in the striped areas provided in the parking area of the Property, which shall not include reserved spaces which may be designated by Lessor from time to time.

         (g) The walls, partitions, skylights, windows, doors and transoms that reflect or admit light into the Leased Premises shall not be covered or obstructed with anything other than Lessor's standard approved window treatment. The toilet rooms, water-closets, sinks, water coolers, other water apparatus and the Building's heating, plumbing, ventilation, electrical and air conditioning systems shall not be used for any purposes other than those for which they were constructed or intended, and no sweepings, rubbish, or refuse shall be thrown or placed therein.

         (h) Except as provided in Section 12.1 of this Lease, Lessee shall not place anything on the outside of the Building or Leased Premises or otherwise in a location visible from outside the Building or Leased Premises.

                                                                   Exhibit 10.16


         (i) Lessee shall not keep in, on, or about the Leased Premises or any other portion of the Property, any article having an offensive odor and/or which is of an explosive or dangerous nature without prior express written consent of Lessor.

         (j) If Lessee's use or occupancy of the Leased Premises shall cause or transmit sound or noise of such level that it is or may, in Lessor's sole good faith judgment, become a disturbance to other tenants or neighbors, Lessee shall, upon demand by Lessor and at Lessee's sole cost, immediately cease and desist from causing or transmitting such sound or noise, or Lessee shall immediately install such noise reducing or abating materials or equipment as required in the sole determination of Lessor to reduce such sound or noise to acceptable levels.

         (k) Lessee shall return all keys for the Building, Leased Premises and mail box promptly upon the expiration or other terminations of the Lease Term. Lessee shall not change or place additional locks on doors without Lessor's prior written consent. Lessee shall pay on demand a twenty-five ($25.00) dollar charge for any lock-out after hours or at any time that Lessor's leasing office is not open. Lessee shall present such identification as any agent or contractor of Lessor may require connections with unlocking the Building or the Leased Premises.

         (l) Subject to Lessor's obligation to deliver the Leased Premises in a condition in compliance with all applicable laws, regulations, codes and ordinances, Lessee shall comply, at its sole cost and expense, with all laws, regulations and ordinances governing public facilities, including the American with Disabilities Act of 1990, as the same may heretofore have been or may hereafter be amended (the "ADA"), if such costs shall be incurred by reason of the specific nature of Lessee's business or Lessee's use of the Leased Premises. Within ten (10) days after receipt, Lessee shall advise Lessor in writing, and provide Lessor with copies of any notices alleging violation of any laws, regulations or ordinances, including the ADA, relating to any portion of the Leased Premises or the Building or any use thereof or activity therein, or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with any such laws, regulations or ordinances.

                                   ARTICLE XII
                                      SIGNS

         12.1 Signs. (a) Lessee may, at Lessee's sole expense, subject to the approval of all governing authorities, erect a sign bearing Lessee's name on the exterior of the Leased Premises. The type, design, size, content and location of each sign to be erected (or to be altered if then already erected) shall be subject to the written approval of Lessor prior to the erection or alteration of such sign.

         (b) Except as provided in subsection (a) above or subsection (c) below, no sign, sticker, advertisement or notice shall be erected, inscribed, painted or affixed on any part of the exterior or interior of the Building or the Leased Premises.

         (c) Lessor shall cause Lessee's business to be listed on any directory located on and serving the Property and shall permit Lessee to place the name of its business on the interior doors of the Building between the Leased Premises and the common areas of the Building. If Lessor shall permit any lessee of the Building leasing space of comparable size to that of the Leased Premises to maintain a sign on the

                                                                   Exhibit 10.16


exterior of the Building or on a pylon on the Land, then Lessee shall be entitled to a similar sign, subject to Lessor's reasonable right of approval as to content, design and appearance.

                                  ARTICLE XIII
                      QUIET ENJOYMENT; RELOCATION OF LESSEE

         13.1 Quiet Enjoyment. Lessor covenants and agrees that, if Lessee shall promptly pay the Rent and perform all of the covenants and agreements herein stipulated to be performed on Lessee's part, Lessee shall have peaceable and quiet enjoyment and possession of the Leased Premises during the Lease Term, subject to the terms and conditions of this Lease.

         13.2 [DELETED]

                                  ARTICLE XIV
                      SUBORDINATION; TRANSFER OF PROPERTY

         14.1 Subordination. Lessee accepts this Lease subject and subordinate to any mortgages and all renewals, modifications, consolidations, replacements or extensions of any such mortgage now in existence or hereafter made from time to time, affecting Lessor's interest in the Property, irrespective of the extent of the indebtedness or obligations secured by such mortgages, provided that so long as Lessee shall not be in default under the terms of this Lease (after the expiration of any applicable grace periods set forth in this Lease), no holder of any mortgage shall disturb Lessee in its possession or use of the Demised Premises (by foreclosure of the mortgage or otherwise), it being understood however that the provisions of such mortgage or other agreement or documents secured thereby relating to insurance and condemnation proceeds, or payments in lieu thereof, shall have priority over the terms of this Lease relating to such matters. Lessee shall execute, acknowledge and deliver to the holder of any such mortgage such agreements as may be reasonably requested confirming the foregoing matters. Such agreement shall contain such terms and conditions which such holder may request, including without limitation terms relating to the waiver of defaults, set-off rights, claims and defenses based on events or conditions existing prior to the acquisition of the Property by such holder or its designee or any other party by reason of a foreclosure or other judicial sale of the Property or a transfer in lieu thereof. In the event of a foreclosure sale under any mortgage or in the event of the judicial sale of the Property to collect indebtedness secured by any mortgage, or in the event of any transfer of the Property in lieu thereof, then Lessee shall attorn to and recognize as Lessor hereunder the party who, but for this Lease, would be entitled to possession of the Leased Premises. Lessee agrees to give any mortgagee the identity and address of whom shall have been delivered to Lessee in writing a notice of any default of Lessor under the terms and conditions of this Lease. The provisions of this Section relating to subordination of this Lease and to Lessee's obligation to enter into agreements with the holders of mortgages shall not apply to any mortgages which are subordinate to one or more other mortgages, unless the holders of such senior mortgages shall consent thereto in writing and any such agreement made by Lessee with any holder of a mortgage without such consent shall be voidable at the option of the holder of any such senior mortgage which shall not have given such consent. In addition, at the option of the holder of any mortgage upon the Property, this Lease shall be senior to the lien of such mortgage. Nothing in this Section shall be construed to give Lessee any right to terminate this Lease upon default by Lessor hereunder or otherwise.

                                                                   Exhibit 10.16


         14.2 Transfer of Property. In the event of any transfer of Lessor's interest in the Property, other than a transfer for security purposes only, Lessor shall be automatically relieved of any and all obligations and liabilities on the part of Lessor accruing from and after the date of such transfer and Lessee agrees to attorn to the transferee.

                                   ARTICLE XV
                              ESTOPPEL CERTIFICATE

         15.1 Estoppel Certificate. Each party agrees, at any time and from time to time within ten (10) days after receipt of the other party's written request, to execute, acknowledge and deliver to the other party or to any prospective purchaser or mortgagee of the Property, subtenant of the Leased Premises, assignee of this Lease, or lender of Lessor or Lessee a written certificate stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Rent and any other payment due from Lessee shall have been paid in advance, if any, and providing such other information as such other party may reasonably require, it being intended that such certificate delivered pursuant to this Section may be relied upon by such other party and any prospective purchaser or mortgagee of the Property or subtenant of the Leased Premises.

         15.2 Power of Attorney. If Lessee shall fail to deliver any certificate required by Section 15.1 within the time period required by such Section, Lessor shall be entitled, as Lessee's special attorney-in-fact, to execute and deliver said certificate on behalf and in the name of Lessee to any third party, and Lessee shall be bound to Lessor and any such actual or prospective purchaser or mortgagee by all of the statements contained in any such certificate delivered on behalf of Lessee. In addition, if Lessee shall fail to deliver any certificate required by Section 15.1 within the time period required by such Section, it shall be conclusively presumed against Lessee and in favor of Lessor and any such mortgage or purchaser that this Lease is in full force and effect (except as may have been modified as indicated by Lessor), that Lessor is in compliance with all terms of this Lease, and that no Rent has been prepaid.

                                   ARTICLE XVI
                                    SURRENDER

         16.1 Surrender. Lessee agrees to deliver and surrender possession of the Leased Premises to Lessor upon the expiration or earlier termination of the Lease Term, broom-clean and in as good condition and repair as at the commencement of the Lease Term, ordinary wear and tear (after taking into account Tenant's repair and maintenance obligations hereunder) excepted, and to deliver all of the keys to Lessor or its agent.

         16.2 Notice to Quit. Lessee shall surrender the Leased Premises to Lessor upon the expiration or earlier termination of the Lease Term, without notice of any kind, and Lessee waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania, including the Landlord and Tenant Act of 1951, Act of April 6, 1951, as amended.

         16.3 Removal of Property. If Lessee shall not have removed all equipment, furniture, trade fixtures or other personal property, whether owned by Lessee or other parties, as of the expiration or

                                                                   Exhibit 10.16


earlier termination of the Lease Term, then except as otherwise may be provided in this Lease, Lessor may (a) remove and store the same at the expense of Lessee or sell the same on behalf of Lessee at public or private sale in such manner as is commercially reasonable, with any proceeds thereof to be first applied to the costs and expenses, including reasonable attorney's fees, of the storage and sale and the payment of any amounts owed by Lessee under this Lease, or (b) treat the same as abandoned property and remove and claim or dispose of the same in such manner as Lessor may elect, all at the expense of Lessee. Notwithstanding anything in this Lease to the contrary, Lessee shall have no obligation to remove any alterations or improvements included as part of the initial work to have been performed by Lessor prior to the Commencement Date.

         16.4 Restoration of Leased Premises. At Lessor's request made before or after the expiration or earlier termination of the Lease Term, Lessee shall remove all alterations which may have been made to the Leased Premises by Lessee (except those which Lessor may designate in writing as not requiring removal and except as provided in Section 16.3), as well as all fixtures, equipment and signs which may have been installed or placed therein by Lessee, and Lessee shall repair any damage caused by the erection or removal of such fixtures, equipment or signs, in a workmanlike fashion as Lessor may direct. Alternatively, Lessor may elect to effect such removal and repair, and all costs which may be incurred by Lessor in connection therewith shall be payable by Lessee on demand.

         16.5 Posting Signs. Lessor, without hindrance by Lessee, may post "For Rent" signs at or about the Leased Premises during the last six (6) months of the Lease Term, and may post "For Sale" signs at or about the Leased Premises at any time.

                                  ARTICLE XVII
                              DEFAULT AND REMEDIES

         17.1 Default. If Lessee shall fail to timely remit payment to Lessor of any Rent or any other sum provided for under this Lease within ten (10) days after the same shall have become due and payable,, or should Lessee assign this Lease or sublet the whole or any part of the Leased Premises (except as otherwise expressly permitted by the terms of this Lease) or permit any other person to occupy the whole or any part of the Leased Premises, without the express written consent of Lessor, or should an execution be issued against Lessee which is not stayed by payment or otherwise within ninety (90) days from the date of issue of said execution, or should bankruptcy proceedings be instituted by or against Lessee which are not withdrawn or dismissed within ninety (90) days after the institution of said proceedings, or should an assignment be made by Lessee for the benefit of creditors by legal proceedings or otherwise, or should a sale be made of Lessee's personal property by legal process, or if Lessee shall breach or fail to perform any other term, condition or covenant of this Lease and shall not have cured the same within thirty (30) days after notice thereof from Lessor (or if such breach or failure does not involve the payment of money and is of a type which cannot reasonably be cured within such thirty (30)-day period, Lessee shall not be deemed to be in default under this Lease reason as a result thereof so long as Lessee shall have promptly proceeded to cure the same (provided that in all events such breach or failure shall have been cured within ninety (90) days after such notice by Lessor)), then and in any such event Lessee shall be in default hereunder.

                                                                   Exhibit 10.16


         17.2 Remedies. In the event of any default hereunder (including the expiration of any applicable grace period set forth in this Lease), Lessor may exercise any one or more of the following remedies: (a) Lessor may declare this Lease terminated without any right on the part of Lessee to reinstate the same by payment or other performance of the condition or conditions violated, any law, usage or custom to the contrary notwithstanding; (b) Lessor may re-enter and take possession of the Leased Premises without terminating this Lease and may relet the Leased Premises for the account of Lessee; and (c) Lessor may pursue such other rights and remedies which may be available to Lessor at law or in equity. Lessee shall pay on demand the costs of Lessor in enforcing this Lease, including reasonable attorneys' fees and costs. Lessor shall have an obligation to mitigate its damages in the event of default by Lessee. In addition, in the event of three (3) defaults hereunder in the payment of Rent (including the expiration of any applicable grace period set forth in this Lease) in any twelve (12)-month period, Lessor may at its option declare the entire Annual Base Rent (discounted to present value as of the date such accelerated Rent shall be paid, based on a discount rate for the balance of the Lease Term (exclusive of any unexercised options) to be immediately due and payable, and the same shall thereupon at once become due and payable as if by the terms of this Lease it were all payable in advance. Such acceleration shall be negated if, after such acceleration, Lessee shall have surrendered and vacated the Leased Premises in accordance with the terms of this Lease within thirty (30) days after such acceleration and shall have paid all Rent to the date of such surrender and vacation, provided that the foregoing shall not be construed to limit other damages to which Lessor may be entitled, including those based on the failure of Lessor to receive Rent or profits based thereon for periods after the surrender of the Leased Premises or the termination of this Lease. In addition, in the event of any default hereunder, Lessee agrees that Lessor's damages shall not have been mitigated by virtue of any leasing of any property of Lessor other than the Leased Premises, Lessee hereby acknowledging that Lessor shall be entitled to lease any other property of Lessor without any obligation first to attempt to relet the Leased Premises. In addition, Lessee acknowledges that Lessor's reletting of the Leased Premises may not mitigate Lessor's damages if such reletting also could have been effected in other property of Lessor.

         17.3 Default Interest. Any Rent or other sum payable under this Lease shall bear interest at the rate per annum equal to the lesser of (a) five percent (5%) in excess of the rate per annum announced from time to time by Mellon Bank, N.A., or its successor as its "prime rate" or similar rate, or (b) the highest rate remitted by law. Such rate of interest shall apply to such unpaid Rent and other sums until paid irrespective of whether judgment may have been entered therefor.

         17.4 [DELETED].

         17.5 CONFESSION OF JUDGMENT FOR POSSESSION. UPON EACH AND EVERY BREACH OR DEFAULT HEREUNDER, LESSEE HEREBY FURTHER AND ANY PERSON HOLDING UNDER LESSEE IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY AT ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA EITHER IN ADDITION TO OR WITHOUT JUDGMENT FOR THE AMOUNT DUE ACCORDING TO THE TERMS OF THIS LEASE, TO APPEAR FOR LESSEE AND CONFESS JUDGMENT FORTHWITH AGAINST LESSEE AND IN FAVOR OF LESSOR IN EJECTMENT FOR THE LEASED PREMISES AND THE IMMEDIATE ISSUING OF A WRIT OF POSSESSION FOR THE LEASED PREMISES PURSUANT TO WHICH LESSOR MAY WITHOUT NOTICE RE-ENTER AND EXPEL LESSEE AND ANY PERSON HOLDING

                                                                   Exhibit 10.16


UNDER LESSEE FROM THE LEASED PREMISES. NO SINGLE EXERCISE OF THE FOREGOING WARRANT OR POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT SUCH EXERCISE SHOULD BE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, AND THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS LESSOR SHALL ELECT, AND, IN EACH CASE, THIS LEASE OR A TRUE COPY THEREOF SHALL BE A SUFFICIENT WARRANT OF ANY PERSON.

         17.6 Cumulative Remedies. The rights and remedies of Lessor hereunder shall be cumulative and not exclusive, and Lessor shall not be put to any election of remedies. The rights and remedies of Lessor hereunder are in addition to and not in derogation of the rights and remedies otherwise available to Lessor by law or in equity or otherwise.

         17.7 Survival. All representations, warranties, covenants, conditions and agreements of the parties contained in this Lease shall survive the termination or expiration of the Lease Term, and the parties shall have and enjoy all rights and remedies with respect thereto notwithstanding such expiration or termination. In addition, such representations, warranties, covenants, conditions and agreements and the parties' rights and remedies with respect thereto shall survive Lessee's surrender and/or vacation of the Leased Premises, whether or not the same may be accepted by Lessor, and whether or not Lessor may thereafter re-let the Leased Premises.

                                  ARTICLE XVIII
                                     WAIVER

         18.1 Waiver. The waiver by either Lessor or Lessee of any breach of any term, covenant or condition of this Lease to be performed by the other shall not be deemed to be a waiver of any subsequent breach of this Lease nor shall any waiver authorize the nonobservance of any other occurrence of the same or of any other covenant or condition thereof, nor shall the acceptance of rent by the Lessor at any time when the Lessee is in default under any covenant or condition hereby be construed as a waiver of any such default. To be effective, a waiver of any such breach or default hereunder must be in writing signed by the party to be charged with such waiver.

                                   ARTICLE XIX
                                  CONDEMNATION

         19.1 Condemnation. In the event that the Leased Premises or the Building, or such portion thereof as shall prevent reasonable use of the Leased Premises by Lessee, shall be taken or condemned for any public or quasi-public use or purpose by a competent authority in expropriation proceedings, or by any right of eminent domain, or conveyed to such competent authority in lieu of such taking condemnation, then this Lease shall terminate as of the date title vests pursuant to such taking or conveyance. The entire compensation or award attributable to any taking or condemnation of the Property or any portion thereof, or the consideration for such conveyance shall belong to Lessor without any deduction therefrom for any present or future estate or other right of Lessee, and Lessee hereby assigns to Lessor all its right, title and interest in and to any such award. Lessee shall, however, be entitled to such award as may be allowed for moving expenses, fixtures and other equipment installed by it and any other compensation allowed under the laws of the Commonwealth of Pennsylvania, but only if such award or other compensation shall be in

                                                                   Exhibit 10.16


addition to the award otherwise available to or for the benefit of Landlord. If Lessee's business is not so materially and substantially curtailed by taking then this Lease shall continue as to that portion of the Leased Premises remaining after the taking with the Rent being reduced pro-rata for the square footage of the Leased Premises taken.

                                   ARTICLE XX
                                     NOTICES

         20.1 Notice Addresses. Whenever in this Lease there shall be required or permitted that notice or demand be given or served to either party to this Lease, such notice or demand shall be given in writing, by certified or registered U.S. Mail, return receipt requested, by recognized overnight courier with receipted delivery to the applicable address or addresses set forth hereto, or to such other addresses as may be designated by notice given pursuant to this section. All notices shall be deemed given when delivered to the applicable address or addresses or when such delivery is refused, as indicated by return receipts or other evidence:

                  To Lessee:        UBICS Inc.
                                    #100 Sainte Claire Plaza
                                    1121 Boyce Road
                                    Pittsburgh,  PA  15241
                                    Attention:  M B Hira

                                    Phone # 412-942-3013 (direct line)
                                    Phone # 1-800-441-0077
                                    Fax   # 412-941-2829

                  To Lessor:        Stealth Technology Associates
                                    800 Bursca Drive, Suite 802
                                    Bridgeville,  PA  15017
                                    Attention:  James D. Scalo

                                    Phone # 412-257-2066
                                    Fax   # 412-257-2902




                                   ARTICLE XXI
                                 NON-RECORDATION

         21.1 Non-Recordation. Neither this Lease nor any memorandum hereof or reference hereto shall be recorded by Lessee.

                                                                   Exhibit 10.16


                                  ARTICLE XXII
                                   EXONERATION

         22.1 Exoneration. Neither Lessor nor any partner or shareholder in Lessor, nor any director, officer or other party with interests in Lessor or any such partner or shareholder shall be subject to personal liability for any of the covenants, representations or warranties of Lessor pursuant or related to this Lease, or for any negligent acts or omissions relating to the Leased Premises or any other portion of the Property or any condition or use thereof or event or activity therein or thereon, and except to the extent recourse shall be further limited by the other terms of this Lease, Lessee shall look solely to the equity of Lessor in interest in the Property and the rents and profits derived therefrom for the satisfaction of the remedies of Lessee for any such matters.

                                  ARTICLE XXIII
                                 BINDING EFFECT

         23.1 Binding Effect. Except as herein otherwise expressly provided, the terms, conditions, covenants and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Lessor and Lessee, respectively. The references contained in this Lease to successors and assigns of Lessee shall not be construed to constitute a consent by Lessor to any assignment of this Lease by operation of law or otherwise.

                                  ARTICLE XXIV
                                  CONSTRUCTION

         24.1 Captions. The captions of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the terms, conditions, covenants and provisions of this instrument.

         24.2 References. As used herein, the singular shall include the plural; the use of masculine, feminine or neuter genders shall be deemed to include all genders;. And any reference to the rights and authority of Lessor herein shall include such of Lessor's agents, servants, or employees to whom Lessor may delegate its rights or authority, and shall also include any mortgagee of Lessor which has reserved or to whom Lessor has delegated any such right or authority.

         24.3 Rules of Construction. This Lease shall be construed and interpreted without regard to any presumption or rule of construction against Lessor as the drafter of this Lease or otherwise.

                                   ARTICLE XXV
                          ENTIRE AGREEMENT; AMENDMENTS

         25.1 Entire Agreement. This Lease, together will all addenda, schedules and Exhibits hereto, contains the entire agreement between the parties hereto, and Lessee acknowledges and agrees that no agent, representative, salesman or officer of Lessor has authority to make or has made any statement, agreement representation, either oral or written, in connection therewith, modifying, adding or changing

                                                                   Exhibit 10.16


the terms, conditions, covenants and provisions herein set forth. No dealings between the parties or custom or usage of trade shall be permitted to contradict, vary, add to or modify the terms, conditions, covenants and provisions hereof. No modifications of or amendment of this Lease shall be binding unless the same shall be in writing and signed by all of the parties hereto.

                                  ARTICLE XXVI
                                  GOVERNING LAW

         26.1 Governing Law. This Lease and the performance hereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Pennsylvania.

                                  ARTICLE XXVII
                               PARTIAL INVALIDITY

         27.1 Partial Invalidity. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall at any time or to any extent be or become invalid or unenforceable, nevertheless the remaining terms, covenants, conditions and provisions of this Lease, and the application thereof shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be and remain valid and enforceable to the fullest extent permitted by law.

                                 ARTICLE XXVIII
                              BROKERAGE COMMISSION

         28.1 Brokerage Commission. Lessor and Lessee each represent and warrant to the other that there were no real estate agents or brokers involved with the introduction of the parties or in the negotiation and execution of this Lease other than Burns & Scalo Real Estate Group, Inc., whose compensation shall be paid by Stealth Technology Associates in accordance with such party's agreement with such broker. Lessor and Lessee shall each hold the other harmless from any claims for commissions, fees or compensation for this Lease transaction by any other person or entity claiming to have acted as agent, representative or broker for any of the parties to this Lease.

                                  ARTICLE XXIX
                     SECURITY INTEREST IN LESSEE'S PROPERTY

         29.1 [DELETED]

                                   ARTICLE XXX
                                  FORCE MAJEURE

         30.1 Force Majeure. Time periods for Lessor's or Lessee's performance of their respective obligations under this Lease other than the payment of Rent or any other sums under this Lease by Lessee, shall be extended for periods of time during which the nonperforming party's performance is prevented

                                                                   Exhibit 10.16


due to circumstances beyond the party's control, including without limitation, strikes, embargoes, governmental regulations, labor or material shortages, acts or omissions of other parties, acts of God, casualty, weather, war or other strife.

                                  ARTICLE XXXI
                             HOLDING OVER BY LESSEE

         31.1 Holding Over. If Lessee shall hold over at the expiration or termination of the Lease Term, such tenancy shall be deemed a month-to-month tenancy if Lessor shall have consented thereto in writing and otherwise, at Lessor's option, shall either be a tenancy at the sufferance of Lessor or a trespass by Lessee. During such tenancy, Lessee agrees to be bound by all the terms and conditions hereof and agrees to pay to Lessor, in addition to all other Rent, an Annual Base Rent in the amount of one hundred fifty percent (150%) of the Annual Base Rent which shall have been in effect for the last month of the Lease Term prior to such expiration or termination.

                                  ARTICLE XXXII
                                 INDUSTRIAL PARK

         32.1 Industrial Park. Lessee acknowledges that the Property is or is to be a multi-tenant facility, and that from time to time such facility may be expanded and further subdivided. Lessee agrees to be bound by the rules and regulations of any association or park of which the Property may be a part and shall pay Lessee's Pro Rata Share of any costs and charges imposed upon the Property of Lessor as the owner thereof by such park or association.

                                                                   Exhibit 10.16


         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Lease to be duly executed by their authorized agents and officers as of the day and year first above written.


WITNESS/ATTEST:                         LESSOR:  STEALTH TECHNOLOGY ASSOCIATES


                                        BY:      Burns & Scalo Real Estate
                                                 Group, Inc., Agent



                                           BY:   /s/ James D. Scalo
-------------------------                        -----------------------------
                                                 James D. Scalo, President




                                        LESSEE:  UBICS INC.



                                            BY:  /s/ Manohar B. Hira
-------------------------                        -----------------------------
                                                 M B Hira, President